SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

ARTISAN COMPONENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Artisan Components, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Commission File No.: 000-23649

The following is a press release issued jointly by ARM Holdings plc (“ARM”) and Artisan Components, Inc. (“Artisan”) on December 22, 2004 (GMT) in connection with the establishment of the average share price of ARM American Depositary Shares pursuant to the Agreement and Plan of Merger, dated as of August 22, 2004, among ARM, Salt Acquisition Corporation and Artisan.

ARM Holdings plc	Artisan Components, Inc.

ARM and Artisan Announce Average Share Price

CAMBRIDGE, U.K. and SUNNYVALE, Calif., U.S. – Dec. 22, 2004 — ARM Holdings plc (LSE: ARM); (Nasdaq: ARMHY) and Artisan Components, Inc. (Nasdaq: ARTI) have announced that, subject to the receipt of various approvals and consents, the acquisition of Artisan by ARM is expected to become effective on December 23, 2004, following approval by ARM shareholders and Artisan stockholders. Subject to closing of the transaction on December 23, 2004, ARM and Artisan announce that the average share price of ARM American Depositary Shares (ADSs) has been determined to be $6.06.

The average share price equals the volume weighted average of the trading prices of ARM ADSs on the Nasdaq National Market during 10 random trading days selected from the 20 trading day period beginning on and including November 23, 2004, and ending on and including December 21, 2004. The random trading days were selected by ARM and Artisan, with a representative of ARM selecting 5 of those trading days on a blind basis and a representative of Artisan selecting 5 of those trading days on a blind basis, and with each such person alternating its blind selections. This blind selection process took place at 5:00 pm (PST) on December 21, 2004.

An Extraordinary General Meeting (EGM) of ARM shareholders will take place at 4:30 pm (GMT) on December 23, 2004, and a special meeting for Artisan stockholders will be held at 10:00 am (PST) on December 23, 2004.

About Artisan

Artisan is a leading provider of physical intellectual property (IP) components for the design and manufacture of complex system-on-a-chip integrated circuits. Artisan’s products include embedded memory, standard cell, input / output, analog and mixed-signal components, which are designed to achieve the best combination of performance, density, power and yield for a given manufacturing process. Artisan has licensed its IP components to over 2,000 companies involved in integrated circuit design. Artisan is headquartered in Sunnyvale, California. More information about Artisan, including free library access, can be found at http://www.artisan.com.

About ARM

ARM designs the technology that lies at the heart of advanced digital products, from wireless, networking and consumer entertainment solutions to imaging, automotive, security and storage devices. ARM’s 16/32-bit RISC microprocessors, data engines, peripherals, software and tools, combined with the company’s broad partner community, provide a total system solution that offers a fast, reliable path to market for leading electronics companies. More information on ARM is available at http://www.arm.com.

Important Information for Investors and Stockholders

ARM has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form F-4 in connection with the proposed transaction, which includes a proxy statement/prospectus. ARM and Artisan have commenced mailing of the final proxy statement/prospectus to the stockholders of Artisan. ARM and Artisan urge investors and security holders to read the proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. Investors and security holders may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by ARM are available free of charge by contacting ARM Holdings plc Investor Relations, 110 Fulbourn Road, Cambridge, UK, CB1 9NJ, UK. Tele: +44 (0)1223 400400, and on ARM’s web site at www.arm.com; documents filed with the SEC by Artisan are available free of charge by contacting Artisan Components, Inc. Investor Relations, 141 Caspian Court, Sunnyvale, California 94089, USA. Tele: (408) 734-5600, or on Artisan’s web site at www.artisan.com. Documents on the ARM and Artisan web sites are not a part of this communication.

ARM and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Artisan in connection with the transaction. A description of the interests of directors and executive officers of ARM is set forth in its Annual Report on Form 20-F for the year ended December 31, 2003, which was filed with the SEC. Investors and security holders can obtain additional information regarding the direct and indirect interests of ARM’s directors and executive officers in the transaction by reading the proxy statement/prospectus.

Artisan and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the transaction. A description of the interests of directors and executive officers of Artisan is set forth in the Annual Report on Form 10-K of Artisan, which was filed with the SEC on November 12, 2004. Investors and security holders can obtain additional information regarding the direct and indirect interests of Artisan’s directors and executive officers in the transaction by reading the proxy statement/prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about ARM and Artisan. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to ARM, Artisan, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of ARM and Artisan, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets, the possibility that the transaction will not close, that the closing may be delayed or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the reaction of customers of ARM and Artisan to the transaction and economic and political conditions in the U.K., U.S. and elsewhere. The actual results or performance by ARM or Artisan could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of ARM or Artisan. ARM and Artisan are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise. More information about potential factors that could affect ARM’s business and financial results is included in ARM’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003 including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the SEC and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Artisan, see the information under the captions “Factors Affecting Future Operating Results” contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2004 filed by Artisan with the SEC.

— ENDS —

ARM is a registered trademark of ARM Limited. Artisan Components and Artisan are registered trademarks of Artisan Components, Inc. All other brands or product names are the property of their respective holders. “ARM”‘ is used to represent ARM Holdings plc; its operating company ARM Limited; and the regional subsidiaries ARM INC.; ARM KK; ARM Korea Ltd.; ARM Taiwan; ARM France SAS; and ARM Consulting (Shanghai) Co. Ltd.; ARM Belgium N.V.; and ARM Embedded Solutions Pvt. Ltd.

Contact:

ARM Investors:

Tim Score	James Melville-Ross /Juliet Clarke
ARM	Financial Dynamics
Tel: +44 (0)1223 400537	Tel: +44 (0)20 7831 3113
tim.score@arm.com

Tim Pratelli	Ranald McGregor-Smith
Morgan Stanley	ABN AMRO Hoare Govett
Tel: +44 (0)20 7425 8000	Tel: +44 (0)20 7678 1000

Artisan Investors:

Rosie Sanford
Artisan
Tel: +1 408 548 3122

ARM Media:

Michelle Spencer	Carolina Noguera
ARM	Text100 Public Relations
Tel: +44 (0)1628 427780	Tel: +1 415 593 8429
michelle.spencer@arm.com	carolinan@text100.com

Artisan Media:

Claudia Natalia
Artisan
Tel: +1 408 548 3172
claudia@artisan.com